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                                                                     Exhibit 4.1


                                    RESOLUTIONS

     RESOLVED, that in payment for legal services provided to the Company by Lurie & Zepeda from September 1, 1998 through January 8, 1999, the Company grants 175,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

     RESOLVED, that in payment for legal services provided to the Company by Louis M. Kelly, Attorney at Law, from June 1, 1998 through December 31, 1998, the Company grants 85,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

     RESOLVED, that in payment for legal services provided to the Company by Tralins and Associates from September 1, 1998 through January 8, 1999, the Company grants 175,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

     RESOLVED, that in payment for legal services provided to the Company by Schlecht, Shevlin & Shoenberger from February 1, 1998 through January 8, 1999, the Company grants 35,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").